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                                                                    Exhibit 99.3

                  Offer to Exchange up to $110,000,000 of its
                 11 1/2% Series B First Mortgage Notes Due 2005
                       for any and all of its outstanding
                 11 1/2% Series A First Mortgage Notes Due 2005

                                       of

                          SHEFFIELD STEEL CORPORATION

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          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                TIME ON [____________], 1998 UNLESS EXTENDED.
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To Brokers, Dealers, Commercial Banks,                                   ,1998
     Trust Companies and Other Nominees:                        ---------

     Sheffield Steel Corporation, a Delaware corporation, (the "Company") is offering upon the terms and conditions set forth in the Prospectus, dated ___________, 1998 (as the same may be amended from time to time, the Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") its 11 1/2% Series B First Mortgage Notes due 2005 (the "New First Mortgage Notes") for an equal principal amount of its 11 1/2% Series A First Mortgage Notes due 2005 (the "Old First Mortgage Notes" and together with the New First Mortgage Notes, the "First Mortgage Notes") As set forth in the Prospectus, the terms of the New First Mortgage Notes are identical in all material respects to the Old First Mortgage Notes, except for certain transfer restrictions relating to the Old First Mortgage Notes and except that the New First Mortgage Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old First Mortgage Notes under certain circumstances relating to the timing of the Exchange Offer. The Old First Mortgage Notes may only be tendered in integral multiples of $1,000.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER - CONDITIONS" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Prospectus, dated ________________, 1998.

          2. The Letter of Transmittal to exchange New First Mortgage Notes for your use and for the information of your clients. Facsimile copies of the Letter Transmittal may be used to exchange New First Mortgage Notes.
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          3.  A form of letter which may be sent to your clients for whose accounts you hold Old First Mortgage Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

          4.  A Notice of Guaranteed Delivery.

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          6. A return envelope addressed to State Street Bank and Trust Company, the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1998, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD FIRST MORTGAGE NOTES REGISTERED IN YOUR NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In all cases, exchanges of Old First Mortgage Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old First Mortgage Notes,
(b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

     If holders of Old First Mortgage Notes wish to tender, but it is impracticable for them to forward their certificates for Old First Mortgage Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be offered by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer - Guaranteed Delivery Procedures."

     The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old First Mortgage Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such Old First Mortgage Notes jurisdiction.

     The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Old First Mortgage Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old First Mortgage Notes to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.


                                       2
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     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at (860) 244-1817.


                                    Very truly yours,



                                    SHEFFIELD STEEL CORPORATION


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.